UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 25, 2012, Bryan Urquhart resigned from his positions as Vice President, Treasurer and Chief Financial Officer of FalconStor Software, Inc. (the “Company”).

On May 25, 2012, Louis Petrucelly was appointed Acting Chief Financial Officer, Vice President of Finance, and Treasurer.  Mr. Petrucelly, age 37, has served as the Company’s Director of Finance since March, 2008, and was the Company’s Director of Financial Reporting from March 2007 to March 2008.  Prior to joining the Company, Mr. Petrucelly was Corporate Controller for Granite Broadcasting Corporation.  Mr. Petrucelly was previously employed by PASSUR Aerospace and Ernst & Young, LLP.  Mr. Petrucelly received his Bachelor of Science degree in Accounting from the C.W. Post campus of Long Island University.

On May 25, 2012, the Company issued a press release announcing Mr. Urquhart’s resignation, the appointment of Mr. Petrucelly as Acting Chief Financial Officer and Treasurer, and the promotion of Mr. Petrucelly to Vice President of Finance.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated May 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012	FALCONSTOR SOFTWARE, INC.

	By:	/s/ Louis J. Petrucelly
		Name:	Louis J. Petrucelly
		Title:	Acting Chief Financial Officer, Vice President of Finance and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated May 25, 2012.